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EXHIBIT 1.1

                                Shares

        DOUGLAS EMMETT, INC.

        Common Stock

UNDERWRITING AGREEMENT

        October    , 2006

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several
Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Douglas Emmett, Inc., a Maryland corporation (the "Company"), proposes to sell to the underwriters (the "Underwriters") named in Schedule 1 attached to this agreement (this "Agreement")                         shares (the "Firm Stock") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to,                         additional shares of Common Stock on the terms set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

        The Company is the sole stockholder of its wholly owned subsidiary Douglas Emmett Management, Inc., a Delaware corporation (the "General Partner"), which is the sole general partner of Douglas Emmett Properties, L.P., a Delaware limited partnership (the "Operating Partnership"). On or prior to the Initial Delivery (as hereafter defined), the Company, the Operating Partnership and certain of their existing and newly formed subsidiaries will complete a series of transactions described in the most recent Preliminary Prospectus (as hereinafter defined) under the caption "Structure and Formation of Our Company" pursuant to which the Company will directly or indirectly acquire, in a series of merger and contribution transactions, the "historical operating companies," the "institutional funds," the "investment funds" and the "single-asset entities" (each as defined in the Prospectus, the "Predecessor Entities"). The acquisitions of the Predecessor Entities as described in the most recent Preliminary Prospectus are hereinafter referred to as (the "Formation Transactions").

        1.    Representations, Warranties and Agreements of the Company, the General Partner and the Operating Partnership.    Each of the Company, the General Partner and the Operating Partnership, jointly and severally, represents, warrants and agrees that:

          (a)   A registration statement on Form S-11 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act (file number 333-135082); and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement:

              (i)  "Applicable Time" means                        [a.m.][p.m.] (New York City time) on the date of this Agreement;

             (ii)  "Effective Date" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Stock included in such registration statement before and at the Effective Date that omits Rule 430A Information (as defined below) or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations;

             (v)  "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus and the information listed on Schedule 2, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Annex A hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

            (vi)  "Prospectus" means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

           (vii)  "Registration Statement" means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, and including all information deemed to be a part of the Registration Statement as of the Effective Date pursuant to Rule 430A of the Rules and Regulations and contained in the Prospectus (the "Rule 430A Information").

        If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

        Any reference to the "most recent Preliminary Prospectus" shall refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(a) prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

          (b)   The Company was not at the time of initial filing of the Registration Statement an "ineligible issuer" (as defined in Rule 405).

          (c)   The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform in all material respects when filed with the Commission (with respect to the Prospectus, pursuant to Rule 424 (b)) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.

          (d)   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (e)   The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (f)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

          (g)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h)   Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied in all material respects with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided, that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Annex A hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.

          (i)    The Company and each of its subsidiaries (as defined in Section 17) has been duly organized, is validly existing and in good standing (to the extent that such concept exists) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and is in good standing (to the extent that such concept exists) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders' equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and each of its subsidiaries has all requisite corporate, limited liability company or partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and the Formation Transaction Documents, in each case, to the extent that it is a party hereto or thereto, to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be, upon consummation of the Formation Transactions, a "significant subsidiary" (within the meaning of Rule 1-02(w) of Regulation S-X) other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

          (j)    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus under "Capitalization", and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in material violation of any statutory or contractual preemptive right, resale right, right of first refusal or similar right. Except as set forth in the most recent Preliminary Prospectus, as of the date hereof, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company's or its subsidiaries' capital stock or other ownership interests (collectively, "Options"), have been issued or are outstanding. Except as set forth in the most recent Preliminary Prospectus and other than shares of Common Stock reserved for issuance upon exchange or redemption of the Units (defined below) or in connection with the Company's omnibus stock incentive plan described in the Prospectus, no shares of Common Stock are required to be reserved for any purpose.

          (k)   All of the issued shares of capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) with respect to each subsidiary that is a corporation, are fully paid and non-assessable, (iii) were issued in compliance in all material respects with federal and state securities laws and not in material violation of any statutory or contractual preemptive right, resale right, right of first refusal or similar right and (iv) as of the Initial Delivery Date (except as set forth in each of the most recent Preliminary Prospectus and the Prospectus and, in the case of the Operating Partnership, except as contemplated in the immediately following sentence), will be owned directly or indirectly by the Company, free and clear of any perfected security interests, claims, mortgages, pledges, liens, encumbrances or equities (collectively "Liens"), except for Liens described in the most recent Preliminary Prospectus and the Prospectus and except for such Liens as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. At the Effective Time, the aggregate percentage interests of the Company in the General Partner, and of the Company, the General Partner and the limited partners in the Operating Partnership, will be as set forth in the most recent Preliminary Prospectus, subject to changes resulting from any difference between the actual price per share of the Stock purchased under this Agreement and the mid-point of the range of prices set forth on the cover page of the Preliminary Prospectus; provided, that to the extent any portion of the Option Stock is issued at the Initial Delivery Date pursuant to an exercise of the option granted in Section 2, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly.

          (l)    The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be issued in the Formation Transactions to the individuals and entities that own interests in the Predecessor Entities and the Options to purchase Common Stock described in the most recent Preliminary Prospectus and the Prospectus to be issued upon consummation of the sale of the Stock to the Underwriters (the "Incentive Options") have been duly authorized by the Company and, upon payment and delivery in accordance with this Agreement or the applicable Formation Transaction Documents (as defined below), will be validly issued, fully paid and, except for the Incentive Options, non-assessable, will conform in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

          (m)  The units of limited partnership of the Operating Partnership ("Units") issued or to be issued in the Formation Transactions, including without limitation, the Units to be issued to the Company or the General Partner, and the long-term incentive plan units of the Operating Partnership (the "LTIP Units") described in the most recent Preliminary Prospectus and the Prospectus to be issued upon consummation of the sale of the Stock to the Underwriters have been duly authorized by the Operating Partnership and, upon payment and delivery in accordance with the applicable Formation Transaction Documents, will be validly issued and will conform in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

          (n)   The Company and its subsidiaries have duly authorized, executed and delivered, in each case to the extent that it is a party hereto or thereto, each of (i) this Agreement and (ii)(a) the merger and contribution agreements to be entered into in connection with the Formation Transactions and the governing documents of any other entity formed or utilized to facilitate the Formation Transactions, (b) the partnership agreement of the Operating Partnership (the "Operating Partnership Agreement") and (c) the employment agreements by and among the Company, the Operating Partnership and each of Jordan Kaplan, Kenneth Panzer and William Kamer (the "Employment Agreements") (collectively, the "Formation Transaction Documents"). Each Formation Transaction Document and each of the documents evidencing the issuance of and the terms of the LTIP Units and Incentive Options (the "Equity Issuance Agreements") has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of this Agreement, the Formation Transaction Documents and the Equity Issuance Agreements constitutes a legally valid and binding obligation of the Company and its subsidiaries, to the extent that it is a party hereto or thereto, enforceable against each of them that is a party hereto or thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

          (o)   The execution, delivery and performance of this Agreement, the Formation Transaction Documents and the Equity Issuance Agreements by the Company and its subsidiaries, in each case to the extent that it is a party hereto or thereto, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Stock as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) for such conflicts, breaches violations, impositions or defaults that would not reasonably be expected to have a Material Adverse Effect.

          (p)   No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance by such entities of this Agreement, any of the Formation Transaction Documents or any of the Equity Issuance Agreements, in each case to the extent that it is a party hereto or thereto, or for the consummation of the transactions contemplated hereby or thereby, or for the application of the proceeds from the sale of the Stock as described under "Use of Proceeds" in each of the most recent Preliminary Prospectus and the Prospectus, except (i) for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters or that will be obtained or completed by the Closing Date and (ii) for such other consents, approvals, authorizations, orders, filings or registrations the absence of which would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (q)   Except as identified in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between any person and any of the Company, the General Partner or the Operating Partnership granting such person the right to require any such entity to file a registration statement under the Securities Act with respect to any securities of any such entity owned or to be owned by such person or to require any such entity to include such securities among the securities registered pursuant to the Registration Statement or among the securities being registered pursuant to any other registration statement filed by the Company, the General Partner or the Operating Partnership under the Securities Act.

          (r)   None of the Company or the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

          (s)   Except as described in the most recent Preliminary Prospectus or as would not, in the aggregate, result in a Material Adverse Effect, (i) none of the Company nor its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders,' members' or partners' equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole.

          (t)    Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be described in the most recent Preliminary Prospectus, none of the Company or its subsidiaries has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock or other equity interests.

          (u)   The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as expressly stated therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

          (v)   The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

          (w)  The calculations of each of the nine institutional funds' average annual operating returns and internal rates of return since their respective dates of inception set forth in the most recent Preliminary Prospectus and the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Historical Investment Performance of the Institutional Funds" accurately reflect the average annual operating returns and the internal rates of return actually achieved by such institutional funds during such periods, subject to the assumptions, definitions and methods of calculation set forth in the footnotes to the table in such section of the most recent Preliminary Prospectus and the Prospectus.

          (x)   Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (y)   (i) Upon consummation of the Formation Transactions, the Company or its subsidiaries will have fee simple title (or in the case of ground leases, a valid leasehold interest) to all of the properties described in the most recent Preliminary Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon (individually, a "Property" and collectively, the "Properties"), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the most recent Preliminary Prospectus or the preliminary title reports made available to the Underwriters or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company or any of its subsidiaries; (ii) except as otherwise set forth in or described in the Preliminary Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company or any of its subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Company or its subsidiaries; (iii) since January 1, 2003, none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iv) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the most recent Preliminary Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any of its subsidiaries; (v) the

  Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, or a so-called "fairway endorsement" on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to 80% of the cost of acquisition of such Property (including the principal amount of any indebtedness assumed in connection with such acquisition) by the Company or the Company subsidiary that acquired such property, including the principal amount of any indebtedness assumed with respect to the Property and such title issuance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect upon the consummation of the Formation Transactions; (vi) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise (A) each lease described in the "Business and Properties" section of the most recent Preliminary Prospectus where the tenant has been specifically identified and (B) each lease for 30,000 square feet or more of space at any Property (collectively, the "Major Leases") have been provided or made available to the Underwriters or their counsel; (vii) except as set forth in the most recent Preliminary Prospectus, neither the Company nor any subsidiary holds any Property under a ground lease, and true and complete copies of each ground lease described in the most recent Preliminary Prospectus have been provided or made available to the Underwriters or their counsel; and (viii) to the knowledge of the Company or its subsidiaries, except as set forth in or described in the most recent Preliminary Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (G) below, except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary: (A) no rentals or other amounts due under the Major Leases have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Major Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Major Leases; (C) all tenants, licensees, franchisees or other parties under the Major Leases are in possession of their respective premises; (D) none of the Major Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except for Liens securing indebtedness described in the most recent Preliminary Prospectus; (E) none of the Company or any of its subsidiaries has waived in writing any material provision under any Major Lease; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Major Leases; and (G) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

          (z)   Except as set forth in the most recent Preliminary Prospectus and the Prospectus or as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any of its subsidiaries is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

          (aa) The Company and its subsidiaries carry, or are covered by, insurance (other than title insurance, the amount of which is covered by Section 1(y) above) from insurers of recognized financial responsibility covering such risks as is customary for companies engaged in similar businesses in similar industries and in such amounts as is commercially reasonable for the value of the properties owned, in the aggregate, by the Company and its subsidiaries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew, if desired, its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

          (bb) The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

          (cc) None of the Company or any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under "Use of Proceeds" in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (dd) There are no legal or governmental proceedings pending to which any of the Company or its subsidiaries is a party or of which any property or assets of any of them is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Formation Transaction Documents or the consummation of the transactions contemplated hereby or thereby, and to the knowledge of the Company or its subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or others.

          (ee) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described and filed as required. None of the Company or any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Consolidated Indebtedness to be Outstanding After this Offering and Giving Effect to the Financing Transactions," "Business and Properties—Legal Proceedings," "Certain Relationships and Related Transactions," "Management," "Description of the Partnership Agreement of Douglas Emmett Properties, L.P." and "Description of Securities," insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

          (ff)  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

          (gg) No labor dispute by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or its subsidiaries, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (hh) (i) Each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) for which the Company, any of its subsidiaries or any member of their "Controlled Groups" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each a "Plan") has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company, any of its subsidiaries nor any member of their respective Controlled Groups has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ii)   Each of the Company and its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and all such tax returns are correct and complete in all material respects and have paid all material taxes shown as due thereon and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (jj)   Each of P.L.E. Builders, Inc., Douglas Emmett Realty Advisors, and Douglas, Emmett and Company has made a valid election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes and has qualified and will qualify as an S corporation at all times from and after its initial formation through the consummation of the Formation Transactions.

          (kk) Each of the Predecessor Entities that has been organized as a partnership or limited liability company for state law purposes has been and will be treated as a partnership or disregarded entity (rather than an association or partnership taxable as a corporation) for federal income tax purposes.

          (ll)   Commencing with its taxable year ending December 31, 2006, the Company will be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each direct and indirect subsidiary of the Company will qualify as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code, or a partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code.

          (mm) There are no stock transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

          (nn) None of the Company or its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default, violation or failure would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (oo) The Company and each of its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company's and its subsidiaries' assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for the Company's and its subsidiaries' assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (pp) As of the Effective Date, the Company and each of its subsidiaries have established disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (qq) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, none of the Company or its subsidiaries has been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries.

          (rr)  The Company has taken all necessary action to enable it and its subsidiaries, upon the effectiveness of the Registration Statement, to be in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which the Company is then required to comply.

          (ss)  The Company and each of its subsidiaries have such permits, licenses, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus; none of the Company or its subsidiaries is in violation of or in default under any Permit, or has received notice of any such violation or default that would result in revocation or termination thereof, and, to the knowledge of the Company and its subsidiaries, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus.

          (tt)  Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries own or possess rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (uu) The Company and each of its subsidiaries (i) are in compliance with all laws and regulations relating to the protection of human health or environmental-related safety or the environment, or to hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of clauses (i), (ii) or (iii) where such non-compliance, failure to receive required permits, licenses or other approvals, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, to the Company's and its subsidiaries' knowledge, there are no other proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. Except as set forth in the most recent Preliminary Prospectus, none of the Company or any of its subsidiaries has been notified that it has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the most recent Preliminary Prospectus or the Phase I environmental reports made available to the Underwriters or as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any of its subsidiaries, to the knowledge of the Company or its subsidiaries, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls ("PCB") or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company or its subsidiaries.

          (vv) In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or described in the most recent Preliminary Prospectus.

          (ww) None of the Company or any of its subsidiaries is in violation of or has received notice of any violation with respect to any applicable federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any applicable state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

          (xx) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any of its other subsidiaries, from making any other distribution on such subsidiary's capital stock, from repaying to the Company or any of its other subsidiaries any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary's property or assets to one or more of the Company or its other subsidiaries, except as described in or contemplated by the most recent Preliminary Prospectus.

          (yy) None of the Company or its subsidiaries, nor, to the knowledge of the Company or its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (zz) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

          (aaa) None of the Company or any of its subsidiaries nor, to the knowledge of the Company or its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (bbb) None of the Company or any of its subsidiaries has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(vi) and, in connection with the Directed Share Program described in Section 3, the enrollment materials prepared by Citigroup Global Markets Inc. ("Citigroup").

          (ccc) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          (ddd) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

          (eee) Furthermore, the Company, the General Partner and the Operating Partnership represent and warrant to Citigroup that (i) the Registration Statement, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. None of the Company, the General Partner or the Operating Partnership offered, or caused the Underwriters to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or its subsidiaries to alter the customer's or supplier's level or type of business with the Company or applicable subsidiary or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

        Any certificate signed by any officer of any of the Company, the General Partner or the Operating Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such entities, as to matters covered thereby, to each Underwriter.

        2.    Purchase of the Stock by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell            shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

        In addition, the Company grants to the Underwriters an option to purchase up to            additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Shares in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

        The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $                        per share.

        The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

        3.    Offering of Stock by the Underwriters.    Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

        As part of the offering contemplated by this Agreement, Citigroup has agreed to reserve out of the Stock set forth opposite its name on the Schedule 1 to this Agreement, up to                                    shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Stock to be sold by Citigroup pursuant to the Directed Share Program (the "Directed Shares") will be sold by Citigroup pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup as set forth in the Prospectus.

        4.    Delivery of and Payment for the Stock.    Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "Initial Delivery Date." Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

        The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an "Option Stock Delivery Date," and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

        5.    Further Agreements of the Company and the Underwriters.    (a) The Company agrees:

              (i)  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

             (ii)  To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including, at the request of the Representatives or such counsel, all consents and exhibits filed therewith;

            (iii)  To deliver promptly upon request to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required by applicable law at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request or as otherwise determined necessary by the Company (subject to section (v) below), to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (iv)  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or counsel to the Representatives, be required by the Securities Act or requested by the Commission;

             (v)  Prior to filing with the Commission any amendment or supplement to the Registration Statement, or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld or delayed;

            (vi)  Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

           (vii)  To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request or as otherwise determined necessary by the Company (subject to section (v) above), to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

          (viii)  As soon as reasonably practicable after the Effective Date (it being understood that the Company shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (ix)  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in Canada and such other jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

             (x)  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration on Form S-8 or Form S-4) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to use its best efforts to cause (A) each officer, director and principal of the Company set forth on a schedule to be agreed to between the Company and the Representatives on or prior to the date of this Agreement (such individuals, the "Principals") to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 hereto (the "Principals Lock-Up Agreement") and (B) use its best efforts to cause the stockholders of the Company set forth on an additional schedule to be agreed to between the Company and the Representatives on or prior to the date of this Agreement (such individuals, the "Non-Affiliates") to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-2 hereto (the "Non-Affiliates Lock-Up Agreement" and, together with the Principals Lock-Up Agreement, the "Lock-Up Agreements"). Notwithstanding the foregoing, the Company may (i) grant stock options, restricted stock, long-term incentive units or other stock-based awards to employees, consultants or directors pursuant to the terms of a plan in effect at the date and time that this Agreement is executed and delivered to the parties hereto (the "Execution Time"), (ii) issue shares of Common Stock pursuant to: (A) the exercise or conversion of such stock-based awards, including the redemption of Units in connection therewith or (B) the exercise or conversion of any stock-based awards, including the redemption of Units in connection therewith, outstanding at the Execution Time; provided, in the case of (A) or (B), that the Company shall use its best efforts to cause each such individual to, if such individual is one of the Principals, execute a Principals Lock-up Agreement for the remainder of the Lock-up Period and, if such individual is a Non-Affiliate, execute a Non-Affiliates Lock-Up Agreement for the remainder of the Lock-up Period (in each case only to the extent that the securities issued to any such individual upon such conversion or exercise are not then covered by a Lock-Up Agreement for the remainder of the Lock-Up Period); (iii) issue shares of Common Stock pursuant to the Company's dividend reinvestment plan (if any), (iv) issue shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Stock in connection with other acquisitions of real property or real property companies and (v) issue shares of Common Stock and Units in the Formation Transactions. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing;

            (xi)  To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

           (xii)  To use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2006, for taxation as a REIT under the Code;

          (xiii)  In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by those persons who have executed a Non-Affiliates Lock-Up Agreement; and

          (xiv)  To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          (b)   Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

        6.    Expenses.    The Company and its subsidiaries agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the NASD of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters); (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Canadian wrapper and a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all fees and expenses of its legal counsel, accountants and real property and other experts and advisors; provided that, (x) the Underwriters shall pay or reimburse the Company for all expenses incurred in connection with the investor presentations on any "road show" undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (y) the Underwriters shall pay the Company $1.5 million to reimburse it for a portion of its other expenses and (z) except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Stock made by the Underwriters.

        7.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, on the date hereof and on each Delivery Date, of the representations and warranties of the Company, the General Partner and the Operating Partnership contained herein, to the performance by such entities of their obligations hereunder required to be performed as of such time, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

          (c)   Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

          (d)   Venable LLP, Maryland counsel for the Company, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

          (e)   The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f)    At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (g)   With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such

  Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (h)   At the time of execution of this Agreement, the Company shall have received the market study of Eastdil Secured, L.L.C.

          (i)    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

              (i)  The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

             (ii)  No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened.

          (j)    (i) None of the Company or any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiaries or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders,' members' or partners' equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner described in the Prospectus.

          (k)   Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to any debt securities of the Company or its subsidiaries by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or any of its subsidiaries.

          (l)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m)  The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (n)   The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (o)   The NASD, upon review of the terms of the public offering of the Stock, shall not have objected to such offering, such terms or the Underwriters' participation in same and shall have issued a "no objections" letter evidencing such.

          (p)   The Company or one or more of its subsidiaries shall have obtained, on or prior to the Delivery Date, one or more title insurance policies on, or a so-called "fairway endorsement" on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a title insurance company covering each Property with coverage in an amount at least equal to 80% of the cost of acquisition of such Property, including the principal amount of any indebtedness assumed with respect to the Property.

          (q)   The Formation Transactions shall have been, or will be concurrently, consummated.

          (r)   The Principal Lock-Up Agreements between the Representatives and each Principal, and the Non-Affiliates Lock-Up Agreements between the Representatives and the Non-Affiliates, delivered to the Representatives on or before the date of this Agreement shall be in full force and effect on such Delivery Date.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        8.    Indemnification and Contribution.

          (a)   The Company, the General Partner and the Operating Partnership jointly and severally agree to, and shall, indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter or (D) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted

  Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (except with respect to the Registration Statement, in light of the circumstances under which they were made) not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company, the General Partner and the Operating Partnership shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith, gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, the General Partner and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company, the General Partner and the Operating Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the General Partner, the Operating Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (except with respect to the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any

  Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company, the General Partner and the Operating Partnership under this Section 8 if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded, after consultation with counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company, the General Partner and the Operating Partnership; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, the General Partner and the Operating Partnership, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company, the General Partner and the Operating Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the General Partner, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Underwriters severally confirm and the Company, the General Partner and the Operating Partnership acknowledge and agree that (i) the statements regarding delivery of shares set forth on the cover page of, (ii) the concession and reallowance figures, the paragraph relating to stabilization by the Underwriters, the paragraphs relating to electronic distribution and the paragraph relating to discretionary sales appearing under the caption "Underwriting" in and (iii) the statements regarding the representations and agreements of the Underwriters appearing under the caption "Underwriting—European Economic Area" and "Underwriting—United Kingdom" in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

        9.    Defaulting Underwriters.    If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, the General Partner or the Operating Partnership, except that the Company, the General Partner and the Operating Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        10.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred, or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        11.    Reimbursement of Underwriters' Expenses.    If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or any of its subsidiaries is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company, the General Partner and the Operating Partnership, jointly and severally, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        12.    Research Analyst Independence.    The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        13.    No Fiduciary Duty.    The Company and its subsidiaries acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company or its subsidiaries and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or any of its subsidiaries, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company or its subsidiaries, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or its subsidiaries shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company or its subsidiaries. The Company and its subsidiaries hereby waive any claims that the they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

        14.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

          (b)   if to the Company or any of its subsidiaries, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: William Kamer (Fax: (310) 255-7702).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Underwriters shall be able to act and rely upon any request, consent, notice or agreement given or made on behalf of the any of the Company's subsidiaries by the Company on behalf of such subsidiary or subsidiaries as the case may be.

        15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and its subsidiaries contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company and the General Partner, the officers of the Company who have signed the Registration Statement and any person controlling the Company, the General Partner or the Operating Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        16.    Survival.    The respective indemnities, representations, warranties and agreements of the Company and its subsidiaries and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        17.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) "subsidiary" has the meaning set forth in Rule 405, and shall also include each Predecessor Entity to be contributed to or merged with the Company or one of its subsidiaries pursuant to the Formation Transactions and (c) "knowledge" as it relates to any Predecessor Entity means the knowledge of the directors, executive officers, managing members, general partners and/or other control persons of such entity.

        18.    Governing Law; Waiver of Jury Trial.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company, the General Partner and the Operating Partnership hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
DOUGLAS EMMETT, INC.
By:
Name: Title:
DOUGLAS EMMETT MANAGEMENT, INC.
By:
Name: Title:
DOUGLAS EMMETT PROPERTIES, L.P.
By: Douglas Emmett Management, Inc., its General Partner
By:
Name: Title:

Accepted:

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
CITIGROUP GLOBAL MARKETS, INC
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By:	Authorized Representative

By MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	Authorized Representative

By CITIGROUP GLOBAL MARKETS, INC

By:	Authorized Representative

SCHEDULE I

Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets, Inc.
Wachovia Capital Markets, LLC
UBS Securities LLC
Banc of America Securities LLC
A.G. Edwards & Sons, Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.

Total

1

SCHEDULE 2

PRICING DISCLOSURE

1.     Price per share: $

2.     Shares to be sold:

2

QuickLinks

  EXHIBIT 1.1
UNDERWRITING AGREEMENT
  SCHEDULE I
  SCHEDULE 2
PRICING DISCLOSURE